UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2026

GD Culture Group Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

111 Town Square Place, Suite #1203
Jersey City, NJ 07310

(Address of Principal Executive Offices) (Zip code)

+1-347- 2590292

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GDC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2026, GD Culture Group Limited, a Nevada corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors named thereto (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”) of an aggregate of 259,301,306 shares of common stock (the “Common Stock”) of the Company, par value $0.0001 per share (the “Shares”), at a purchase price of $0.021 per share.

The Offering closed on June 24, 2026. The Company received approximately $5.45 million in gross proceeds from the Offering, before deducting placement agent fees and estimated offering expenses. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

The Shares were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-292934) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) on January 26, 2026 and declared effective by the Commission on March 18, 2026, the base prospectus filed as part of the Registration Statement, and the prospectus supplement dated June 24, 2026 (the “Prospectus Supplement”).

On June 24, 2026, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Univest Securities, LLC (“Univest” or the “Placement Agent”), pursuant to which the Company engaged Univest as the sole placement agent in connection with the Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Shares. In addition, under the Placement Agency Agreement the Company agreed to pay the Placement Agent a cash fee in cash equal to seven percent (7.0%) of the aggregate gross proceeds raised from the sale. The Company also agreed to reimburse the Placement Agent at closing for all reasonable travel and other out-of-pocket expenses incurred by them in connection with the Offering in an amount not to exceed $50,000.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The foregoing summaries of the Placement Agency Agreement and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents filed as Exhibits 1.1 and 10.1, respectively, hereto and incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 7.01 Regulation FD Disclosure.

On June 24, 2026, the Company issued a press release related to the Offering entitled “GD Culture Group Limited Announces Approximately $5.45 Million Registered Direct Offering of Common Stock Priced At-The-Market Under Nasdaq Rules”, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On June 24, 2026, the Company also issued a press release entitled “GD Culture Group Limited Receives Nasdaq Notification Regarding Minimum Bid Price Deficiency”, which press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including the information in the press releases attached as Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On June 22, 2026, the Company received a letter from the Listings Qualifications Department of The Nasdaq Capital Market (“Nasdaq”) notifying the Company that the minimum closing bid price per share for its Common Stock was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The Nasdaq notification letter does not result in the immediate delisting of the Company’s Common Stock, and the shares will continue to trade uninterrupted under the symbol “GDC.”

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of one hundred eighty (180) calendar days, or until December 21, 2026 (the “Compliance Period”), to regain compliance with Nasdaq’s minimum bid price requirement. If at any time during the Compliance Period, the closing bid price per share of the Company’s Common Stock is at least $1.00 for a minimum of ten (10) consecutive business days, Nasdaq will provide the Company a written confirmation of compliance and the matter will be closed.

In the event the Company does not regain compliance by December 21, 2026, the Company may be eligible for an additional 180 calendar day grace period. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, including by effecting a reverse stock split, if necessary. The Company is monitoring the closing bid price of its Common Stock and may, if appropriate, consider implementing available options, including, but not limited to, implementing a reverse stock split of its outstanding Common Stock, to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

The information contained in this Report on Form 8-K of the Company is hereby incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-292934).

Forward-Looking Statements

All statements included in this Current Report on Form 8-K, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to factors, risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement, including (but not limited to): the risk that the board may reject the proposal; the risk that any special committee, if formed, may determine not to pursue the proposal; the risk that the consortium may amend, modify, revise or withdraw the proposal; the risk that no definitive agreement will be executed; the risk that financing may not be obtained; the risk that required regulatory, shareholder or other approvals may not be obtained; changes in market conditions; changes in the Company’s capitalization; and other risks described in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this Current Report on Form 8-K speak only as of the date hereof. Additional discussions of factors affecting the Company’s business and prospects are reflected under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2025, and other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement, dated June 24, 2026, by and between the Company and Univest Securities, LLC
5.1	Opinion of McLaughlin & Stern, LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of McLaughlin & Stern, LLP (included in Exhibit 5.1)
99.1	Press Release - GD Culture Group Limited Announces Approximately $5.45 Million Registered Direct Offering of Common Stock Priced At-The-Market Under Nasdaq Rules
99.2	Press Release - GD Culture Group Limited Receives Nasdaq Notification Regarding Minimum Bid Price Deficiency
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GD Culture Group Limited

Date: June 24, 2026	By:	/s/ Xiao Jian Wang
	Name:	Xiao Jian Wang
	Title:	Chief Executive Officer, President and Chairman of the Board of Directors

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